Exhibit 23(ii).3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-45868) of our report dated March 30, 2000 relating to the financial statements of Research Triangle Commerce, Inc., which appears in Internet Commerce Corporation's Current Report on Form 8-K dated September 7, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
November 30, 2000